EXHIBIT 8.1
Subsidiaries of the Registrant

Brazauro Resources Corporation
(a British Columbia corporation)

Owns 100% of the following corporations:

Star U.S. Inc.
(a Delaware corporation)
and
Brazauro Holdings (Brazil) Ltd.
(a British Columbia corporation)
and
Resource Holdings 2004 Inc.
(a BVI corporation)
and
Brazauro Holdings (BVI) Ltd.,
(a BVI corporation)

Brazauro Resources Corporation owns 99.99% of:

Brazauro Recursos Minerais Ltda. (a Brazilian corporation)

Brazauro Holdings (Brazil) Ltd. owns 0.01%, respectively of:

Brazauro Recursos Minerais Ltda. (a Brazilian corporation)
and
Mineracao Agua Branca Ltda. (a Brazilian corporation)
and
Mineração Cachambix Ltda. (a Brazilian corporation)

Brazauro Resources Corporation owns 0.01% of:

Empresa Internacional de Mineração do Brasil Ltda. (a Brazilian corporation)

Resource Holdings 2004 Inc. owns 99.99% of:

Empresa Internacional de Mineração do Brasil Ltda. (a Brazilian corporation)

Brazauro Recursos Minerais Ltda. owns 99.99% of:

Mineração Cachambix Ltda. (a Brazilian corporation)

Star U.S. Inc. Owns 100% of the following three corporations:

Diamond Operations, Inc. (a Delaware corporation)
Diamond Exploration, Inc. (an Arkansas corporation)
Continental Diamonds, Inc. (an Arkansas corporation)